UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OMNIQ CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3454263
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1865 West 2100 South, Salt Lake City, UT	84119
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Omniq Corp. (the “Registrant”), a Delaware corporation, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the shares of the Registrant’s Common Stock, $0.001 par value per share on the Nasdaq Stock Market LLC.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock of Omniq Corp. (the “Company”). The description of the common stock in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-258020) filed with the U.S. Securities and Exchange Commission on July 19, 2021, as amended from time to time (the “Registration Statement”), is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

OMNIQ CORP.

By:	/s/ Shai Lustgarten
Shai Lustgarten
Chief Executive Officer

Dated: August 30, 2021